UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2025

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Stanley Black & Decker, Inc. (the “Company”) and Tamer K. Abuaita, the Company’s Global Chief Supply Chain Officer and President, Industrial, entered into a Transition and Release Agreement (the “Transition Agreement”), pursuant to which Mr. Abuaita will transition from his current role to a new position as a Senior Advisor to the Company effective May 1, 2025 (the “Transition Date”). Mr. Abuaita’s employment as Senior Advisor will continue for one year following the Transition Date, unless earlier terminated in accordance with the terms of the Transition Agreement. Mr. Abuaita’s transition is occurring within the context of a broader strategic realignment of the Company’s Global Supply Chain function as the Company nears the completion of its previously announced global supply chain transformation. As part of this realignment, the Company is returning major portions of supply chain responsibility to its business operating structures to drive deeper connections across end users, customers and the business to fuel future growth.

While serving as senior advisor, Mr. Abuaita will continue to receive his current base salary, remain eligible to receive certain Company-provided benefits, and continue to vest in his outstanding equity awards while serving as Senior Advisor, subject to the terms of the applicable award agreements and applicable law. In addition, Mr. Abuaita will receive a pro-rated award under the Management Incentive Compensation Plan for 2025 through the Transition Date, based on actual performance, and six months of Company-provided outplacement services. Following his service as Senior Advisor and subject to his execution and non-revocation of a release of claims, Mr. Abuaita will receive one year of continued base salary as a severance payment and six months of Company-subsidized continued group health plan coverage. All of Mr. Abuaita’s benefits under the Transition Agreement are subject to his continued compliance with customary restrictive covenants, including non-competition and non-solicitation obligations.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement attached as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition and Release Agreement, dated March 31, 2025, by and between Stanley Black & Decker, Inc. and Tamer K. Abuaita.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: April 3, 2025

	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General
Counsel and Secretary